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                                                                  CONFORMED COPY



                             TAX SHARING AGREEMENT


                                 BY AND AMONG

                               C-TEC CORPORATION


                                RCN CORPORATION

                                      AND

                              CABLE MICHIGAN INC.

                                  DATED AS OF

                               September 5, 1997



         THIS TAX SHARING AGREEMENT, dated as of September 5, 1997, is by and among C-TEC Corporation, a Pennsylvania corporation

         ("C-TEC"), RCN Corporation, a Delaware corporation ("RCN"), and Cable Michigan, Inc., a Pennsylvania corporation ("Cable Michigan"). Capitalized terms used herein shall have the respective meanings assigned to them in the Distribution Agreement unless otherwise defined herein.

         WHEREAS, C-TEC, RCN and Cable Michigan have executed the Distribution Agreement pursuant to which C-TEC's existing businesses will be separated into three independent public companies; and

         WHEREAS, it is appropriate and desirable to set forth the principles and responsibilities of the parties to this Agreement regarding future Adjustments with respect to Taxes, Tax Contests and other related Tax matters.
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         NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:





                                   ARTICLE 1
                                  DEFINITIONS

         For the purpose of this Agreement the following terms shall have the following meanings:

         SECTION 1.01.  Definitions.

         "Adjustment" means the deemed increase or decrease in a Tax, determined on an issue-by-issue or transaction-by-transaction basis, as appropriate, and using the assumptions set forth in the next sentence, resulting from an adjustment made or proposed by a Taxing Authority with respect to any amount reflected or required to be reflected on any Return relating to such Tax. For purposes of determining such deemed increase or decrease in a Tax, the following assumptions will be used (a) in the case of any income Tax, the highest marginal Tax rate or, in the case of any other Tax, the highest applicable Tax rate, in each case in effect with respect to that Tax for the Taxable period or any portion of the Taxable period to which the adjustment relates; an (b) such determination shall be made without regard to whether any actual increase or decrease in such Tax will in fact be realized with respect to the Return to which such adjustment relates.

         "Agreement" means this Tax Sharing Agreement, including any schedules, exhibits and appendices attached hereto.

         "Cable Michigan Tax Benefit" means, with respect to any Taxable period or portion of a Taxable period, and as computed separately with respect to each Tax, the net decrease in each such Tax equal to the sum of all Adjustments made pursuant to a Final Determination with respect to each such Tax for each such Taxable period or portion of a Taxable period that are clearly attributable to the Cable Michigan Group.

         "Cable Michigan Tax Detriment" means, with respect to any Taxable period or portion of a Taxable period, and as computed separately with respect to

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each Tax, the net increase in each such Tax equal to the sum of all Adjustments made pursuant to a Final Determination with respect to each such Tax for each such Taxable period or portion of a Taxable period that are clearly attributable to the Cable Michigan Group.

         "Consolidation" means, as appropriate, any Taxable period or any portion of a Taxable period during which one or more members of the RCN Group and/or the Cable Michigan Group are members of a C-TEC Consolidated Return



         "Consolidated Return" means, as appropriate, for any Taxable period or any portion of a Taxable period ending or deemed to end on or prior to the Distribution Date, any consolidated or combined Return that includes one or more members of the C-TEC Group and/or one or more members of the RCN Group and/or one or more members of the Cable Michigan Group.

         "Controlling Party" means C-TEC or any other member of the C-TEC Group, RCN or any other member of the RCN Group or Cable Michigan or any other member of the Cable Michigan Group, as the case may be, that filed or, if no such Return has been filed, was required to file, a Return that is the subject of any Tax Contest, or any successor and/or assign of any of the foregoing; provided, however, that in the case of any Consolidated Return, the Person that actually filed such Consolidated Return (or any successor and/or assign of such Person) will be the Controlling Party, unless such Tax Contest arises from the business activities of only (a) RCN or any other member of the RCN Group, in which case RCN will be the Controlling Party, or (b) Cable Michigan or any other member of the Cable Michigan Group, in which case Cable Michigan will be the Controlling Party.

         "Correlative Adjustment" means, in the case of an Adjustment comprising a Non-Line of Business Adjustment, the net present value of any future increases or decreases in a Tax that would be realized, using the assumptions set forth in the next sentence, by either C-TEC or any other member of the C-TEC Group, RCN or any other member of the RCN Group or Cable Michigan or any other member of the Cable Michigan Group, as the case may be, in one or more Taxable periods (or any portion of a Taxable period) but only if such increases or decrease (a) are a direct result of the Non-Line of Business Adjustment and (b) will take effect or begin to take effect in the Taxable period or portion of a Taxable period of or immediately following the Taxable period or portion of a Taxable period in which the Non-Line of Business Adjustment to

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such Tax is made. For purposes of determining the net present value of any such future increases or decreases in a tax, the following assumptions will be used:
(i) a discount rate equal to the sum of the Federal Short-Term Rate as of the date of the Final Determination relating to such Non-Line of Business Adjustment plus 3.5%; (ii) in the case of any income Tax, the highest marginal Tax rate or, in the case of any other Tax, the highest applicable Tax rate, in each case in effect with respect to that Tax for the Taxable period, or portion of the Taxable period, in which the Non-Line of Business Adjustment was made; (iii) the depreciation, amortization or credit rate or lives, if applicable, in effect for the Taxable period, or portion of the Taxable period, in which the Non-Line of Business Adjustment was made; and (iv) such determination shall be made without regard to whether any actual increases or decreases in such Tax will in fact be realized with respect to the future Returns to which such Correlative Adjustment relates.

         "C-TEC Tax Detriment" means, with respect to any Taxable period or portion of a Taxable period, and as computed separately with respect to each Tax, the net increase in each such Tax equal to the sum of all Adjustments made pursuant to a Final Determination with respect to each such Tax for each such Taxable period or portion of a Taxable period that are clearly attributable to the C-TEC Group, including, but not limited to, any Adjustments attributable to or resulting from any of the following: the sale of (x) stock of Iowa City Cellular Telephone Company, Inc. or Commonwealth Cellular Telephone Services, Inc.; and (y) the sale of the assets of Mobile Plus, Inc. (formerly Cellular Plus, Inc.), C-TEC Cellular Centre County, Inc., Mobile Plus of Iowa, Inc. (formerly Cellular Plus of Iowa, Inc.), or Mobile Plus Service of Pennsylvania, Inc. (formerly Paging Plus, Inc.).

         "C-TEC Tax Benefit" means, with respect to any Taxable period or portion of a Taxable period, and as computed separately with respect to each Tax, the net decrease in each such Tax equal to the sum of all Adjustments made pursuant to a Final Determination with respect to each such Tax for each such Taxable period or portion of a Taxable period that are clearly attributable to the C-TEC Group, including, but not limited to, any Adjustments attributable to or resulting from any of the following: the sale of (x) stock of Iowa City Cellular Telephone Company, Inc. or Commonwealth Cellular Telephone Services, Inc.; and (y) the sale of the assets of Mobile Plus, Inc. (formerly Cellular Plus, Inc.), C-TEC Cellular Centre County, Inc., Mobile Plus of Iowa, Inc. (formerly Cellular Plus of Iowa, Inc.), or Mobile Plus Service of Pennsylvania, Inc. (formerly Paging Plus, Inc.)

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         "Disputed Adjustment" has the meaning set forth in Section 3.04(b)
hereof.

         "Federal Short-Term Rate" means the applicable federal short-term rate as determined under Section 1274(d) of the Code.

         "Final Determination" means (a) a decision, judgment, decree or other order by any court of competent jurisdiction, which has become final and is either no longer subject to appeal or for which a determination not to appeal has been made (b) a closing agreement made under Section 7121 of the Code or any comparable foreign, state, local, municipal or other Taxing statute (c) a final disposition by any Taxing Authority of a claim for refund; or (d) any other written agreement relating to an Adjustment between any Taxing Authority and any Controlling Party the execution of which is formal and prohibits such Taxing Authority or the Controlling Party from seeking any further legal or administrative remedies with respect to such Adjustment.



         "Independent Third Party" means a nationally recognized law firm or any of the following accounting firms or their successors: Arthur Andersen & Co.; Ernst & Young; KPMG Peat Marwick; Deloitte & Touche; Coopers & Lybrand; and Price Waterhouse & Co.

         "Indemnified Party" has the meaning set forth in Section 4.01, 4.01 hereof.

         "Indemnifying Party" has the meaning set forth in Section 4.01, 4.01 hereof.

         "Interested Party" means C-TEC or any other member of the C-TEC Group, RCN or any other member of the RCN Group or Cable Michigan or any other member of the Cable Michigan Group (including any successor and/or assign of any of each of the foregoing), as the case may be, to the extent (a) such Person is not the Controlling Party with respect to a Tax Contest; an (b) such Person (i) may be liable for, or required to make, any indemnity payment, reimbursement or other payment pursuant to the provisions of this Agreement with respect to such Tax Contest; or (ii) may be entitled to receive any indemnity payment, reimbursement or other payment pursuant to the provisions of this Agreement with respect to such Tax Contest.

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         "Interested Party Notice" has the meaning set forth in Section 3.04(b)
hereof.

         "Non-line of Business Adjustment" means, with respect to any Taxable period or portion of a Taxable period, and as computed separately with respect to each Tax, the net increase or decrease in each such Tax, as the case may be, equal to the sum of all Adjustments made pursuant to a Final Determination with respect to each such Tax for each such Taxable period or portion of a Taxable period other than (a) any Tax Detriments or (b) any Tax Benefits. Notwithstanding any other provisions of this Agreement (except Section 2.03(f)) or the Distribution Agreement to the contrary, Non-Line of Business Adjustments shall include, but not be limited to, Restructuring Adjustments.

         "RCN ESOP" means the employee stock ownership plan to be established by RCN after the Distribution.

         "RCN Tax Detriment" means, with respect to any Taxable period or portion of a Taxable period, and as computed separately with respect to each Tax, the net increase in each such Tax equal to the sum of all Adjustments made pursuant to a Final Determination with respect to each such Tax for each such Taxable period or portion of a Taxable period that are clearly attributable to the RCN Group.



         "RCN Tax Benefit" means, with respect to any Taxable period or portion of a Taxable period, and as computed separately with respect to each Tax, the net decrease in each such Tax equal to the sum of all Adjustments made pursuant to a Final Determination with respect to each such Tax for each such Taxable period or portion of a Taxable period that are clearly attributable to the RCN Group.

         "Restructuring Adjustment" means, with respect to any Taxable period or portion of a Taxable period, and as computed separately with respect to each Tax, the net increase or decrease in each such Tax, as the case may be, equal to the sum of all Adjustments made pursuant to a Final Determination with respect to each such Tax for each Taxable period or portion of a Taxable period that are attributable to, or as a result of, any transactions undertaken to effectuate the separation of C-TEC's existing businesses into three independent businesses as contemplated under the Distribution Agreement including, but not limited to, any transactions undertaken pursuant to or relating to the Distribution, the formation

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of the RCN ESOP, and any offering of equity or equity-linked instruments by
C-TEC within one year of the Distribution Date.

         "Return" means any return, report, form or similar statement or document (including, without limitation, any related or supporting information or schedule attached thereto and any information return, claim for refund, amended return and declaration of estimated tax) that has been or is required to be filed with any Taxing Authority or that has been or is required to be furnished to any Taxing Authority in connection with the determination, assessment or collection of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes.

         "Separate Return" means any Return other than a Consolidated Return.

         the "Shared Cable Michigan Percentage" shall be 20%.

         the "Shared C-TEC Percentage" shall be 50%.

         the "Shared RCN Percentage" shall be 30%.

         "Significant Obligation" means, in the case of an Interested Party, and with respect to any Adjustment, an obligation to make or right to receive any indemnity payment, reimbursement or other payment with respect to any such Adjustment (including the effect of any Correlative Adjustment relating thereto) pursuant to the terms of this Agreement that is greater than $10,000.

         "Taxes" (and, with correlative meanings, "Taxes" and "Taxable") means, without limitation, and as determined on a jurisdiction-by-jurisdiction basis, each foreign or U.S. federal, state, local or municipal income, alternative or add-on minimum, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or any other tax, custom, tariff, impost, levy, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount related thereto, imposed by any Taxing Authority.

         "Tax Detriments" means any C-TEC Tax Detriment, any Cable Michigan Tax Detriment or any RCN Tax Detriment, as the case may be.

         "Tax Benefits" means any C-TEC Tax Benefit, any Cable Michigan Tax Benefit or any RCN Tax Benefit, as the case may be.

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         "Tax Contest" means, without limitation, any audit, examination, claim, suit, action or other proceeding relating to Taxes in which an Adjustment may be proposed, collected or assessed and in respect of which an indemnity payment, reimbursement or other payment may be sought under this Agreement.

         "Taxing Authority" means any governmental authority or any subdivision, agency, commission or authority thereof, or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or other imposition of Taxes.

         "Ultimate Determination" has the meaning set forth in Section 3.05(b)(i) hereof.

                                   ARTICLE 2
                                  ADJUSTMENTS

         SECTION 2.01. In General. In determining any liability and/or obligation to make, or right to receive, any indemnity payment, reimbursement or other payment to or from any party to this Agreement pursuant to this Agreement, any Taxable period or portion of a Taxable period that includes the Distribution Date shall be deemed to include and end on such Distribution Date and no party to this Agreement shall have any liability and/or obligation to make, or right to receive, any such indemnity payment, reimbursement or other payment with respect to any Taxable period or portion of a Taxable period that begins or is deemed to begin after the Distribution Date.

         SECTION 2.02. Tax Detriments and Benefit. (a) RCN shall be liable for, and shall indemnify and hold harmless, subject to Section 3.04 and Section 3.05 hereof, any member of the C-TEC Group or Cable Michigan Group against any and all RCN Tax Detriments for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date with respect to any Return of any member of the RCN Group, the C-TEC Group or the Cable Michigan Group. RCN shall be entitled to receive, and shall be paid, subject to Section
3.04 and Section 3.05 hereof, (i) by C-TEC, the amount of any RCN Tax Benefits for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date with respect to any Return of any member of the C-TEC Group; and/or (ii) by Cable Michigan, the amount of any RCN Tax Benefits for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date with respect to any Return of any member of the Cable Michigan Group.

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

          (b) C-TEC shall be liable for, and shall indemnify and hold harmless, as appropriate, and subject to Section 3.04 and Section 3.05 hereof, any member of the RCN Group or Cable Michigan Group against any and all C-TEC Tax Detriments for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date with respect to any Return of any member of the RCN Group, the C-TEC Group or the Cable Michigan Group. C-TEC shall be entitled to receive, and shall be paid, subject to Section 3.04 and
Section 3.05 hereof, (i) by RCN, the amount of any C-TEC Tax Benefits for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date with respect to any Return of any member of the RCN Group; and/or (ii) by Cable Michigan, the amount of any C-TEC Tax Benefits for any Taxable period or any portion of a Taxable period ending or deemed to end on or before the Distribution Date with respect to any Return of any member of the Cable Michigan Group.

          (c) Cable Michigan shall be liable for, and shall indemnify and hold harmless, as appropriate, and subject to Section 3.04 and Section 3.05 hereof, any member of the C-TEC Group or the RCN Group against any and all Cable Michigan Tax Detriments for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date with respect to any Return of any member of the RCN Group, the C-TEC Group or the Cable Michigan Group. Cable Michigan shall be entitled to receive, and shall be paid, subject to Section 3.04 and Section 3.05 hereof, (i) by C-TEC, the amount of any Cable Michigan Tax Benefits for any Taxable period or portion of a Taxable period ending or deemed to end on the Distribution Date with respect to any Return of any member of the C-TEC Group; and/or (ii) by RCN, the amount of any Cable Michigan Tax Benefits for any Taxable period or portion of a Taxable period ending or deemed to end on the Distribution Date with respect to any Return of any member of the RCN Group.

         SECTION 2.03. Non-line of Business Adjustments. (a) RCN shall be liable for, and shall indemnify and hold harmless, as appropriate, any member of the C-TEC Group or Cable Michigan Group against RCN's share, as determined in
Section 2.03(d) below, of any Non-Line of Business Adjustment the amount of which increases a Tax for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date; with respect to any Return of any member of the RCN Group, the C-TEC Group or the Cable Michigan Group. RCN shall be entitled to receive, and shall be paid (i) by C-TEC, RCN's share, as determined in Section 2.03(d) below, of any Non-Line of Business Adjustment the amount of which decreases a Tax for any Taxable period or portion of a Taxable period ending or deemed to end on or before the

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Distribution Date with respect to any Return of any member of the C-TEC Group;
and/or (ii) by Cable Michigan, RCN's share, as determined in Section 2.03(d) below, of any Non-Line of Business Adjustment the amount of which decreases a Tax for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date with respect to any Return of any member of the Cable Michigan Group.

          (b) C-TEC shall be liable for, and shall indemnify and hold harmless, as appropriate, any member of the RCN Group or the Cable Michigan Group against C-TEC's share, as determined in Section 2.03(d) below, of any Non-Line of Business Adjustment the amount of which increases a Tax for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date with respect to any Return of any member of the RCN Group, the C-TEC Group or the Cable Michigan Group. C-TEC shall be entitled to receive, and shall be paid (i) by RCN, C-TEC's share, as determined in Section 2.03(d) below, of any Non-Line of Business Adjustment the amount of which decreases a Tax for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date with respect to any Return of any member of the RCN Group; and/or (ii) by Cable Michigan, C-TEC's share, as determined in Section 2.03(d) below, of any Non-Line of Business Adjustment the amount of which decreases a Tax for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date with respect to any Return of any member of the Cable Michigan Group.

          (c) Cable Michigan shall be liable for, and shall indemnify and hold harmless, as appropriate, any member of the RCN Group or the C-Tec Group against Cable Michigan's share, as determined in Section 2.03(d) below, of any Non-Line of Business Adjustment the amount of which increases a Tax for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date with respect to any Return of any member of the RCN Group, the C-TEC Group or the Cable Michigan Group. Cable Michigan shall be entitled to receive, and shall be paid (i) by RCN, Cable Michigan's share, as determined in
Section 2.03(d) below, of any Non-Line of Business Adjustment the amount of which decreases a Tax for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date with respect to any Return of any member of the RCN Group; and/or (ii) by C-TEC, Cable Michigan's share, as determined in Section 2.03(d) below, of any Non-Line of Business Adjustment the amount of which decreases a Tax for any Taxable period or portion of a Taxable period ending or deemed to end on or before the date of the Cable Michigan Distribution Date with respect to any Return of any member of the C-TEC Group.

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          (d) C-TEC, RCN and Cable Michigan shall share the amount of any
Non-Line of Business Adjustment to the extent each such party is liable for and/or has an obligation to make, or has the right to receive, as the case may be, any indemnity payment, reimbursement or other payment with respect to such Non-Line of Business Adjustment under this Agreement, in proportion to the Shared C-TEC Percentage, the Shared RCN Percentage and the Shared Cable Michigan Percentage, respectively; provided, however, that in the event that there is any Correlative Adjustment with respect to any such Non-Line of Business Adjustment, then C-TEC, RCN and Cable Michigan shall share such Non-Line of Business Adjustment in the following manner in order to ensure that the party or parties that will bear the burden or inure to the benefit of the Correlative Adjustment in the future will share the Non-Line of Business Adjustment in proportion to each of their respective Shared Percentages after giving effect to such Correlative Adjustment:

               (i) first, the amount of any such Non-Line of Business Adjustment shall be increased or decreased, as appropriate, by the amount of the Correlative Adjustment, the net amount resulting from such increase or decrease being hereinafter referred to as the "Net Non-Line of Business Adjustment" for purposes of this Section 2.03(d);

              (ii) second, the Net Non-Line of Business Adjustment shall be allocated among C-TEC, RCN and Cable Michigan in proportion to the Shared C-TEC Percentage, the Shared RCN Percentage and the Shared Cable Michigan Percentage, respectively, to the extent each such party is liable for and/or has an obligation to make, or has the right to receive, as the case may be, any indemnity payment, reimbursement or other payment with respect to such Non-Line of Business Adjustment under this Agreement; and

             (iii) finally, with respect to a party to which a Correlative Adjustment is attributable, that party's share of the Net Non-Line of Business Adjustment as allocated pursuant to paragraph 2.03(d)(ii) of this Section 2.03(d) will be increased or decreased, as appropriate, by the amount, if any, of the Correlative Adjustment that is attributable to such party in order to arrive at such party's share of the Non-Line of Business Adjustment.

          (e) Following the determination of a party's share of a Non-Line of Business Adjustment pursuant to Section 2.03(d) above, and subject to Section

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3.04 and 3.05 hereof, the Controlling Party that controls the Tax Contest to which such Non-Line of Business Adjustment relates shall (i) be entitled to reimbursement from C-TEC, RCN and/or Cable Michigan, as the case may be, for each of their respective shares, if any, of any Non-Line of Business Adjustment the amount of which increases a Tax; and (ii) reimburse C-TEC, RCN or Cable Michigan, as the case may be, for each of their respective shares, if any, of any Non-Line of Business Adjustment the amount of which decreases a Tax.

          (f) Notwithstanding any other provision of this Agreement or the Distribution Agreement to the contrary, if after the Distribution Date C-TEC, RCN or Cable Michigan takes any action or fails to take any action that results in the Distribution not qualifying as a tax-free distribution under Section 355 of the Code, then C-TEC, RCN or Cable Michigan, as the case may be, will be liable for any increased tax liability of C-TEC, RCN and Cable Michigan arising therefrom.

                                   ARTICLE 3

                                 TAX CONTESTS

         SECTION 3.01. Notification of Tax Contests. The Controlling Party shall promptly notify all Interested Parties of (a) the commencement of any Tax Contest pursuant to which such Interested Parties may be required to make or entitled to receive an indemnity payment, reimbursement or other payment under this Agreement; an (b) as required and specified in Section 3.04 hereof, any Final Determination made with respect to any Tax Contest pursuant to which such Interested Parties may be required to make or entitled to receive any indemnity payment, reimbursement or other payment under this Agreement. The failure of a Controlling Party to promptly notify any Interested Party as specified in the preceding sentence shall not relieve any such Interested Party of any liability and/or obligation which it may have to the Controlling Party under this Agreement except to the extent that the Interested Party was prejudiced by such failure, and in no event shall such failure relieve the Interested Party from any other liability or obligation which it may have to such Controlling Party.

         SECTION 3.02. Tax Contest Settlement Rights. The Controlling Party shall have the sole right to contest, litigate, compromise and settle any Adjustment that is made or proposed in a Tax Contest without obtaining the prior consent of any Interested Party; provided, however, that, unless the parties provide notice of the waiver of such right, the Controlling Party shall, in connection with any proposed or assessed Adjustment in a Tax Contest for which an Interested Party may be required to make or entitled to receive an indemnity payment, reimbursement or other payment under this Agreement (a) keep all such Interested Parties informed

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in a timely manner of all actions taken or proposed to be taken by the
Controlling Party; an (b) provide all such Interested Parties with copies of any correspondence or filings submitted to any Taxing Authority or judicial authority, in each case in connection with any contest, litigation, compromise or settlement relating to any such Adjustment in a Tax Contest. The failure of a Controlling Party to take any action as specified in the preceding sentence with respect to an Interested Party shall not relieve any such Interested Party of any liability and/or obligation which it may have to the Controlling Party under this Agreement except to the extent that the Interested Party was prejudiced by such failure, and in no event shall such failure relieve the Interested Party from any other liability or obligation which it may have to such Controlling Party. The Controlling Party may, in its sole discretion, take into account any suggestions made by an Interested Party with respect to any such contest, litigation, compromise or settlement of any Adjustment in a Tax Contest. All costs of any Tax Contest are to be borne by the Controlling Party and all Interested Parties in proportion to their respective liability to make indemnity payments, reimbursements or other payments under this Agreement with respect to an Adjustment made in such Tax Contest; provided, however, that (x) any costs related to an Interested Party's attendance at any meeting with a Taxing Authority or hearing or proceeding before any judicial authority pursuant to
Section 3.03 hereof, and (y) the costs of any legal or other representatives retained by an Interested Party in connection with any Tax Contest that is subject to the provisions of this Agreement, shall be borne by such Interested Party.

         SECTION 3.03. Tax Contest Participation. Unless waived by the parties in writing, the Controlling Party shall provide an Interested Party with notice reasonably in advance of, and such Interested Party shall have the right to attend, any formally scheduled meetings with Taxing Authorities or hearings or proceedings before any judicial authorities in connection with any contest, litigation, compromise or settlement of any proposed or assessed Adjustment that is the subject of any Tax Contest pursuant to which such Interested Party may be required to make or entitled to receive an indemnity payment, reimbursement or other payment under this Agreement, but only if the Interested Party bears, or in the good faith judgment of the Controlling Party, may bear, a Significant Obligation with respect to such Adjustment; provided, however, that the Controlling Party may, in its sole discretion, permit an Interested Party that does not bear, or potentially bear, such a Significant Obligation with respect to such an Adjustment, to attend any such meetings, hearings or proceedings that relate to such Adjustment. In addition, unless waived by the parties in writing, the Controlling Party shall provide each Interested Party with draft copies of any correspondence or filings to be submitted to any Taxing Authority or judicial

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authority with respect to such Adjustments for such Interested Party's review and comment. The Controlling Party shall provide such draft copies reasonably in advance of the date that they are to be submitted to the Taxing Authority or judicial authority and the Interested Party shall provide its comments, if any, with respect thereto within a reasonable time before such submission. The failure of a Controlling Party to provide any notice, correspondence or filing as specified in this Section 3.03 to an Interested Party shall not relieve any such Interested Party of any liability and/or obligation which it may have to the Controlling Party under this Agreement except to the extent that the Interested Party was prejudiced by such failure, and in no event shall such failure relieve the Interested Party from any other liability or obligation which it may have to such Controlling Party.

         SECTION 3.04. Tax Contest Waiver. (a) The Controlling Party shall promptly provide notice to all Interested Parties in a Tax Contest (i) that a Final Determination has been made with respect to such Tax Contest; and (ii) enumerating the amount of the Interested Party's share of each Adjustment reflected in such Final Determination of the Tax Contest for which such Interested Party may be required to make or entitled to receive an indemnity payment, reimbursement or other payment under this Agreement.

          (b) Within thirty (30) days after an Interested Party receives the notice described in Section 3.04(a) hereof from the Controlling Party, such Interested Party shall give notice to the Controlling Party (i) that the Interested Party agrees with each Adjustment (and its share thereof) enumerated in the notice described in Section 3.04(a) hereof except with respect to those Adjustments (and/or its shares thereof) that, in the good faith judgment of the Interested Party, it disagrees with and has specifically enumerated its disagreement with, including the amount of such disagreement, in the statement (each such disagreed Adjustment (and/or share thereof) hereinafter referred to as a "Disputed Adjustment"); and (ii) that the Interested Party thereby waives its right to a determination by an Independent Third Party pursuant to the provisions of Section 3.05 hereof with respect to all Adjustments to which it agrees with its share (this statement hereinafter referred to as the "Interested Party Notice"). The failure of an Interested Party to provide the Interested Party Notice to the Controlling Party within the thirty (30) day period specified in the preceding sentence shall be deemed to indicate that such Interested Party agrees with its share of all Adjustments enumerated in the notice described in Section 3.04(a) hereof and that such Interested Party waives it right to a determination by an Independent Third Party with respect to all such Adjustments (and its shares thereof) pursuant to Section 3.05 hereof.

          (c) During the thirty (30) day period immediately following the Controlling Party's receipt of the Interested Party Notice described in Section 3.04(b) above, the Controlling Party and the Interested Party shall in good faith confer with each other to resolve any disagreement over each Disputed Adjustment that was specifically enumerated in such Interested Party Notice. At the end of the thirty (30) day period specified in the preceding sentence, unless notice is provided of the mutual consent of the parties to the extension of such time period, the Interested Party shall be deemed to agree with all Disputed Adjustments that were specifically enumerated in the Interested Party Notice and waive its right to a determination by an Independent Third Party pursuant to Section 3.05 hereof with respect to all such Disputed Adjustments unless, and to the extent, that at any time during such thirty (30) day (or extended) period, the Interested Party has given the Controlling Party notice that it is seeking a determination by an Independent Third Party pursuant to
Section 3.05 hereof regarding the propriety of any such Disputed Adjustment.

          (d) Notwithstanding anything in this Agreement to the contrary, an Interested Party that does not have a Significant Obligation with respect to an Adjustment has no right to a determination by an Independent Third Party under section 3.05 hereof with respect to any such Adjustment.

         SECTION 3.05. Tax Contest Dispute Resolution. (a) In the event that an Interested Party has given the Controlling Party notice as required in Section 3.04(c) hereof that it is seeking a determination by an Independent Third Party pursuant to this Section 3.05 with respect to any Disputed Adjustment that was enumerated in an Interested Party Notice, then the parties shall, within ten
(10) days after the Controlling Party has received such notice, jointly select an Independent Third Party to make such determination. In the event that the parties cannot jointly agree on an Independent Third Party to make such determination within such ten (10) day period, then the Controlling Party and the Interested Party shall each immediately select an Independent Third Party and the Independent Third Parties so selected by the parties shall jointly select, within ten (10) days of their selection, another Independent Third Party to make such determination.

          (b) In making its determination as to the propriety of any Disputed Adjustment, the Independent Third Party selected pursuant to Section 3.05(a) above shall assume that the Interested Party is not required or entitled under applicable law to be a member of any Consolidated Return. In addition, the Independent Third Party shall make its determination according to the following procedure:

              (i) The Independent Third Party shall analyze each Disputed Adjustment for which a determination is sought pursuant to this Section
         3.05 to determine what is a fair and appropriate outcome (hereinafter referred to as the "Ultimate Determination") with respect to any such Disputed Amount, taking into account the following exclusive criteria:
         (A) the facts relating to such Adjustment; (B) the applicable law, if any, with respect to such Adjustment; (C) the position of the applicable Taxing Authority with respect to compromise, settlement or litigation of such Adjustment; (D) the strength of the factual and legal arguments made by the Controlling Party in reaching the outcome with respect to such Adjustment as reflected in the Final Determination of the Tax Contest; (E) the strength of the factual and legal arguments being made by the Interested Party for the alternative outcome being asserted by such Interested Party (including the availability of facts, information and documentation to support such alternative outcome); (F) the strength of the legal and factual support for other potential, non-frivolous Adjustments with respect to matters that were actually raised and contested by the applicable Taxing Authority in the Tax Contest for which the Interested Party could have been liable under this Agreement but which were eliminated or reduced as a result of the Controlling Party agreeing to the Disputed Adjustment as reflected in the Final Determination of the Tax Contest; (G) the effect of the actual outcome reached with respect to the Disputed Adjustment on other Taxable periods and on other positions taken or proposed to be taken in Returns filed or proposed to be filed by the Interested Party; (H) the realistic possibility of avoiding examination of potential, non-frivolous issues for which the Interested Party could be liable under this Agreement and that were contemporaneously identified in writings by the party or parties during the course of the Tax Contest but which had not been raised and contested by the applicable Taxing Authority in the Tax Contest; and (I) the benefits to the Interested Party in reaching a Final Determination, and the strategy and rationale with respect to the Interested Party's Disputed Adjustment that the Controlling Party had for agreeing to such Disputed Adjustment in reaching the Final Determination, in each case that were contemporaneously identified in writings by the party or parties during the course of the Tax Contest.

              (ii) The Interested Party shall only be entitled to modification of its share of a Disputed Adjustment under this Section 3.05 if, as the case may be, either (A) the amount that would be paid by the Interested Party under the Ultimate Determination with respect to such Disputed Adjustment is less than 80% of the amount that would be paid by the

         Interested Party with respect to such Disputed Adjustment under the actual outcome reached with respect to such Disputed Adjustment; or (B) the amount that would be received by the Interested Party under the Ultimate Determination with respect to such Disputed Adjustment is more than 120% of the amount that the Interested Party would receive with respect to such Disputed Adjustment under the actual outcome reached with respected to such Disputed Adjustment. If an Interested Party is entitled to modification of its share of any Disputed Adjustment under the preceding sentence, the amount the Interested Party is entitled to receive, or is required to pay, as the case may be, with respect to such Disputed Adjustment shall be equal to the amount of the Ultimate Determination of such Disputed Adjustment. The Independent Third Party will provide notice to the Controlling Party and the Interested Party stating whether the Interested Party is entitled to modification of its share of the Disputed Adjustment pursuant to this paragraph 3.05(b)(ii) and, if the Interested Party is entitled to such modification, the amount as determined in the preceding sentence that the Interested Party is entitled to receive from, or required to pay to, the Controlling Party with respect to such Disputed Adjustment.

          (c) Any determination made or notice given by an Independent Third Party pursuant to this Section 3.05 shall be (i) in writing; (ii) made within thirty (30) days following the selection of the Independent Third Party as set forth in Section 3.05(a) of this Agreement unless such period is otherwise extended by the mutual consent of the parties; and (iii) final and binding upon the parties. The costs of any Independent Third Party retained pursuant to this
Section 3.05 shall be shared equally by the parties. The Controlling Party and the Interested Party shall provide the Independent Third Party jointly selected pursuant to Section 3.05(a) hereof with such information or documentation as may be appropriate or necessary in order for such Independent Third Party to make the determination requested of it. Upon issuance of an Independent Third Party's notice under Section 3.05(b)(ii) hereof, the Controlling Party or the Interested Party, as the case may be, shall pay as specified in Article 4 of this Agreement, the amount, if any, of the Disputed Adjustment to the appropriate party.

                                   ARTICLE 4
                             PROCEDURE AND PAYMENT

         SECTION 4.01. Procedure. (a) If an Interested Party has any liability and/or obligation to make, or the right to receive, any indemnity payment, reimbursement or other payment with respect to an Adjustment under this Agreement for which it does not have a right to a determination by an Independent Third Party under Section 3.05 hereof, then the amount of such Adjustment shall be immediately due and payable upon receipt by the Interested Party of a notice of Final Determination of a Tax Contest as required and specified in Section 3.04(a) hereof.

          (b) If after (i) notice of a Final Determination of a Tax Contest as required and specified in Section 3.04(a) hereof has been given by a Controlling Party to an Interested Party; and (ii) the Interested Party receiving such notice has either:

                (i)   failed to provide the Interested Party Notice specified in
         Section 3.04(b) hereof within the thirty (30) day period set forth in
         Section 3.04(b);

                (ii) provided the Interested Party Notice specified in Section 3.04(b) hereof within the thirty (30) day period specified in Section 3.04(b) agreeing to all Adjustments (and the Interested Party's share of all such Adjustments) and waiving the right to an Independent Third Party determination pursuant to Section 3.05 hereof with respect to all such Adjustments (and the Interested Party's share of such Adjustments);

                (iii) provided the Interested Party Notice specified in Section 3.04(b) hereof within the thirty (30) day period specified in Section 3.04(b) agreeing with some, but not all, Adjustments (and the Interested Party's share of such agreed Adjustments) and waiving the right to an Independent Third Party Determination pursuant to Section
         3.05 hereof with respect to all such agreed Adjustments (and the Interested Party's share of such Adjustments); or

                (iv) provided the Interested Party Notice specified in Section 3.04(b) hereof within the thirty (30) day period specified in Section 3.04(b) specifically enumerating the Disputed Adjustments to which it does not agree and for which the notice specified in either Section

         3.05(b)(ii) hereof relating to any such Disputed Adjustment has been given by an Independent Third Party,

then the amount of any Adjustment agreed to or deemed to be agreed to by the Interested Party, or for which an Independent Third Party notice has been given pursuant to either Section 3.05(b)(ii) hereof, as set forth in each of clauses
(A), (B, (C) or (D) above, shall be immediately due and payable.

          (c) Any Person entitled to any indemnification, reimbursement or other payment under this Agreement with respect to the amount of any Adjustment that has become immediately due and payable under Section 4.01(b) (the "Indemnified Party") shall notify the Person against whom such indemnification, reimbursement or other payment is sought (the "Indemnifying Party") of its right to and the amount of such indemnification, reimbursement or other payment; provided, however, that the failure to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability and/or obligation which it may have to an Indemnified Party on account of the provisions contained in this Agreement except to the extent that the Indemnifying Party was prejudiced by such failure, and in no event shall such failure relieve the Indemnifying Party from any other liability or obligation which it may have to such Indemnified Party. The Indemnifying Party shall make such indemnity payment, reimbursement or other payment to the Indemnified Party within thirty (30) days of the receipt of the notice specified in the preceding sentence; provided, however, that, in the case of any Final Determination of a Tax Contest involving a state, local or municipal Tax in which the Indemnifying Party is also the Controlling Party with respect to such Tax Contest and, as Controlling Party, is entitled to receive an overall net refund from the applicable state, local or municipal Taxing Authority with respect to such state, local or municipal Tax, then the Indemnifying Party shall make such indemnity payment, reimbursement or other payment to the Indemnified Party within thirty (30) days from the date the Indemnifying Party actually receives payment of or obtains the benefit of the net refund due from the applicable state, local or municipal Taxing Authority.

         SECTION 4.02. Payment. Any indemnity payment, reimbursement or other payment required to be made pursuant to this Agreement by an Indemnifying Party to an Indemnified Party shall be made, at the option of the Indemnifying Party, b (a) certified check payable to the order of the Indemnified Party; or (b) wire transfer of immediately available funds to such bank and/or other account of the Indemnified Party as from time to time the Indemnified Party shall have directed the Indemnifying Party, in writing. Any indemnity payment, reimbursement or other payment required to be made by an Interested Party pursuant to this Agreement shall bear interest at the Federal Short-Term Rate plus 2 %, per annum, from the date such Interested Party receives the notice of Final Determination made with respect to a Tax Contest as provided in Section 3.04(a) hereof. Any indemnity payment, reimbursement or other payment required to be made by a Controlling Party to an Interested Party pursuant to this Agreement shall bear interest at the Federal Short-Term Rate plus 2%, per annum, from a date thirty (30) days after the date of a Final Determination made with respect to a Tax Contest; provided, however, that, in the case of any Final Determination of a Tax Contest involving a state, local or municipal Tax in which the Controlling Party is entitled to receive an overall net refund from the applicable state, local or municipal Taxing Authority with respect to such state, local or municipal Tax, such indemnity payment, reimbursement or other payment to be made by the Controlling Party shall bear interest at the Federal Short-Term Rate plus 2%, per annum, from the date the Controlling Party actually receives payment of or obtains the benefit of the net refund due from the applicable state, local or municipal Taxing Authority.

                                   ARTICLE 5

                               OTHER TAX MATTERS

         SECTION 5.01. Tax Policies and Procedures During Consolidation. It is understood and agreed that during Consolidation:

          (a) Members of the RCN Group and members of the Cable Michigan Group, respectively, shall each adopt and follow the Tax policies and procedures that have been established by C-TEC, unless C-TEC shall otherwise consent as provided herein.

          (b) C-TEC shall establish all Return positions and make all Tax elections relating to a Consolidated Return. Members of the RCN Group and members of the Cable Michigan Group shall take such Consolidated Return positions and make such Tax elections relating to a Consolidated Return as may be taken or made by C-TEC, or as reasonably requested by C-TEC to be taken or made by any member of the RCN Group and/or any member of the Cable Michigan Group, as the case may be, unless C-TEC shall otherwise consent, as provided herein.

          (c) With respect to the Consolidated Return for the taxable period including the Distribution Date, the parties to this Agreement shall indemnify each other in a manner consistent with Article 2 for the amount of any difference between (i) the Tax liability of such party (including all of the members of its respective Group) as calculated on a separate basis for purposes of determining the final tax accrual provision for the period ending on the Distribution Date and (ii) the Tax liability of such party (including all of the members of its respective Group) as calculated on a separate basis for purposes of determining the total Tax liability as reported on the Consolidated Return filed with respect to the taxable period including the Distribution Date. Any payments to be made pursuant to this Section 5.01(c) shall be made within forty-five (45) days of the filing of such Consolidated Return.

         SECTION 5.02. Cooperation. Except as otherwise provided in this Agreement, each member of the C-TEC Group, the RCN Group and/or the Cable Michigan Group, as the case may be, shall, at their own expense, cooperate with each other in the filing of, or any Tax Contest relating to, any Return and any other matters relating to Taxes and, in connection therewith, shall (i) maintain appropriate books and records for any and all Taxable periods or any portion of a Taxable period that may be required by C-TEC's record retention policies; (ii) provide to each other such information as may be necessary or useful in the filing of, or any Tax Contest relating to, any such Return; (iii) execute and deliver such consents, elections, powers of attorney and other documents as may be required or appropriate for the proper filing of any such Return or in conjunction with any Tax Contest relating to any such Return; and (iv) make available for responding to inquiries of any other party or any Taxing Authority, appropriate employees and officers of and advisors retained by any member of the C-TEC Group, the RCN Group, or the Cable Michigan Group, as the case may be.

         SECTION 5.03. Filing of Returns. The Person that would be the Controlling Party with respect to any Tax Contest relating to a Return for which any indemnity payment, reimbursement or other payment may be sought under this Agreement shall (a) prepare and file, or cause to be prepared and filed, any such Return within the time prescribed for filing such Return (including all extensions of time for filing); and (b) shall timely pay, or cause to be timely paid, the amount of any Tax shown to be due and owing on any such Return. Such Person shall bear all costs associated with preparing and filing, or causing to be prepared and filed, any such Return. Except as provided in Section 5.01(b) hereof (relating to Consolidated Returns), such Person shall establish all Return positions and make all Tax elections relating to such Returns.

                                   ARTICLE 6

                                 MISCELLANEOUS

         SECTION 6.01. Governing Law. To the extent not preempted by any applicable foreign or U.S. federal, state, or local Tax law, this Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York, irrespective of the choice of laws principles of the State of New York, as to all matters, including matters of validity, construction, effect, performance and remedies.

         SECTION 6.02. Affiliates. Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Affiliate of such party; provided, however, that for purposes of the foregoing, no Person shall be considered an Affiliate of a party if such Person is a member of another party's Group.

         SECTION 6.03. Incorporation of Distribution Agreement Provisions.
Article 9 of the Distribution Agreement (Miscellaneous) is hereby incorporated herein by reference, and unless otherwise expressly specified herein, shall apply as if fully set forth herein.

         SECTION 6.04. Notices. On behalf of C-TEC, RCN, and Cable Michigan, the individuals set forth below (or any other individuals delegated in writing by each of the foregoing) shall serve as the single point of contact to receive or give any notice or other communication required or permitted to be given to any member of each of their respective Groups under this Agreement. Unless the individual designated to receive any notice or other communication is the same individual designated to give such notice or other communication, all notices or other communications under this Agreement shall be in writing and shall deemed to be duly given when (a) delivered in person; or (b) sent by facsimile; or (c) deposited in the United States mail, postage prepaid and sent certified mail, return receipt requested; or (d) deposited in private express mail, postage prepaid, addressed as follows:

         If to any member of the C-TEC Group, to:

                  C-TEC Corporation
                  105 Carnegie Center
                  Princeton, NJ 08540

                  Attn:  James J. Saile, Vice President of Taxation
                  Facsimile: 609-734-3875

         If to any member of the RCN Group, to:

                  RCN Corporation
                  105 Carnegie Center
                  Princeton, NJ 08540
                  Attn: James J. Saile, Vice President of Taxation
                  Facsimile: 609-734-3875

         If to any member of the Cable Michigan Group, to:

                  Cable Michigan, Inc.
                  105 Carnegie Center
                  Princeton, NJ 08540
                  Attn: James J. Saile, Vice President of Taxation
                  Facsimile: 609-734-3875

Copies of any and all notices shall be (a) delivered in person; or (b) sent by facsimile; or (c) deposited in the United States mail, postage prepaid and sent certified mail, return receipt requested; or (d) deposited in private express mail, postage prepaid, addressed as follows:

                  Matthew A. Rosen
                  Skadden, Arps, Slate, Meagher & Flom
                  919 Third Avenue
                  New York, New York 10022
                  Facsimile: (212) 735-2000

Any party may, by written notice to the other parties, change the address to which such notices (or copies of notices) are to be given.

         SECTION 6.05. Conflicting or Inconsistent Provisions. In the event that any provision or term of this Agreement conflicts or is inconsistent with any provision or term of any other agreement between or among C-TEC or any other member of the C-TEC Group, RCN or any other member of the RCN Group and/or Cable Michigan or any other member of the Cable Michigan Group, as the case may be, which is in effect on or prior to the date hereof, the provision or term of this Agreement shall control and apply and the provision or term of any other agreement shall, to the extent of such conflict or inconsistency, be inoperative and inapplicable.

         SECTION 6.06. Duration. Notwithstanding anything in this Agreement or the Distribution Agreement to the contrary, the provisions of this Agreement shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof).

         SECTION 6.07. Amendment. Without limiting the provisions contained in
Article 9 of the Distribution Agreement which are incorporated herein by reference pursuant to Section 6.03 hereof, the parties hereto agree that any waiver, amendment, supplement or modification of this Agreement that solely relates to and affects only two of the three parties hereto shall not require the consent of the third party hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Tax Sharing Agreement to be executed by their duly authorized representatives as of the date hereof.

                                            C-TEC Corporation
                                            By: David McCourt

                                            ----------------------------
                                            Name: David McCourt
                                            Title: Chairman and Chief Executive
                                                   Officer

                                            RCN Corporation
                                            By: David McCourt

                                            ---------------------------
                                            Name: David McCourt
                                            Title: Chairman and Chief Executive
                                                   Officer

                                            Cable Michigan, Inc.
                                            By: David McCourt

                                            ---------------------------
                                            Name: David McCourt
                                            Title: Chairman and Chief Executive
                                                   Officer